Exhibit 99.1

MP Materials Announces Financial Results for the Third Quarter and

Year-To-Date Ended September 30, 2020

Third Quarter 2020 Revenue Grew 52% Year-Over-Year to $41.0 Million

Net Income Increased 4.2x Year-Over-Year to $14.6 Million

Adjusted EBITDA Grew 159% Year-Over-Year to $11.6 million

MOUNTAIN PASS, CA – NOVEMBER 23, 2020 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), the largest rare earth materials producer in the Western Hemisphere, today announced its financial results for the third quarter and year-to-date ended September 30, 2020. A more detailed review of the year-to-date results can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission today.

“Our results show continued strong operational execution throughout 2020,” said James Litinsky, Chairman and Chief Executive Officer of MP Materials. “With our business combination complete, MP has a fully equitized balance sheet to support the execution of our long-term plans to become a key supply chain partner as global industry advances towards electrification,” added Litinsky. “Our next several quarters will be focused on our move downstream into production of higher-margin separated rare earths with a focus on NdPr. We expect to continue driving profitable growth as we produce our rare earth concentrate, which comprises 15% of global rare earth content today.”

Recent Business Highlights

•	Completed its Business Combination with Fortress Value Acquisition Corp. on November 17, 2020, resulting in the listing of MP Materials shares on the New York Stock Exchange under the symbol “MP”

•

Through the business combination and related PIPE transaction, MP Materials raised $545 million to fully fund its three-stage business plan to restore the full rare earth materials supply chain to the U.S., closing a critical defense and economic security gap

•

On November 17, 2020, the Department of Defense (“DoD”) announced that MP Materials was awarded a Defense Production Act Title III technology investment agreement, which includes a $9.6 million DoD contribution to MP’s Stage II optimization

•	Completed front-end engineering design (FEED) and all circuit designs for Stage II optimization

Q3 Financial and Operating Highlights

•	Third quarter revenue increased 52% year-over-year, to $41.0 million, driven primarily by higher realized pricing and inclusive of an $8.9 million tariff refund received

•	Adjusted EBITDA for the third quarter of 2020 increased 159% year-over-year to $11.6 million; the Adjusted EBITDA calculation excludes the $8.9 million benefit from the tariff refund

•

In the third quarter, MP produced 10,197 metric tons of contained rare earth oxide (“REO”) in concentrate, higher both year-over-year and sequentially; production cost of $1,389 per metric ton of REO was down modestly on a sequential basis

•

MP sold 9,429 metric tons of REO in the quarter at an average realized price of $3,393 per metric ton; higher realized pricing was driven by higher market prices and the lifting of certain import duties; sold volumes fluctuate quarter to quarter based on production and shipment timing and MP continues to foresee 100% sell through of its production

Third Quarter and Year-To-Date 2020 Financial Results

MP MINE OPERATIONS LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands)
Product Sales (including sales to related parties)	$41,022	$26,916	$92,132	$52,363
Operating costs and expenses (excluding one-time settlement charge)	(24,868)	(25,008)	(67,961)	(61,597)
One-time settlement charge	—	—	(66,615)	—

Operating Income/(Loss)	16,154	1,908	(42,444)	(9,234)
Other income, net	61	1,729	298	4,114
Interest expense	(1,713)	(825)	(3,582)	(2,671)

Income/(Loss) before income taxes	14,502	2,812	(45,728)	(7,791)
Income tax benefit/(expense)	125	—	(211)	(1)

Net Income/(Loss)	$14,627	$2,812	$(45,939)	$(7,792)

MP MINE OPERATIONS LLC

RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three months ended		Six months ended		Nine months ended
	September 30,		June 30,		September 30,
	2020	2019	2020	2019	2020	2019
	(in thousands)
Net Income/(Loss)	$14,627	$2,812	$(60,566)	$(10,604)	$(45,939)	$(7,792)
Adjusted for:
Depreciation, depletion and amortization	2,179	1,356	2,653	2,379	4,832	3,735
Interest expense	1,713	825	1,869	1,846	3,582	2,671
Income tax expense/(benefit)	(125)	—	336	1	211	1
Transaction-related costs[1]	80	—	1,572	—	1,652	—
Accretion of ARO and environmental reserves	563	526	1,128	1,051	1,691	1,577
Other non-recurring costs[2]	479	125	259	125	738	250
Royalties to SNR[3]	1,055	564	853	521	1,908	1,085
One-time settlement charge[4]	—	—	66,615	—	66,615	—
Tariff credits[5]	(8,901)	—	(1,446)	—	(10,347)	—
Other income, net[6]	(61)	(1,729)	(237)	(2,385)	(298)	(4,114)

Adjusted EBITDA	$11,609	$4,479	$13,036	$(7,066)	$24,645	$(2,587)

1.	Includes mainly advisory, consulting, accounting and legal expenses in connection with the business combination.
2.

Includes mainly non-recurring costs for SAP implementation in the three and nine months ended September 30, 2020 and, in 2019, one-time severance payments to certain former members of our executive team.

3.

Our royalty payments to SNR will be eliminated upon the consummation of the business combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments and Comparability of Results—The Business Combination” in our Current Report on Form 8-K filed on November 23, 2020.

4.

One-time settlement charge in connection with the termination of the Distribution and Marketing Agreement entered into with Leshan Shenghe Rare Earth Co., Ltd. in 2017. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments and Comparability of Results—Our Relationship with Shenghe.” in our Current Report on Form 8-K filed on November 23, 2020.

5.

Represents non-cash revenue recognized in connection with tariff credits received from Shenghe Resources (Singapore) relating to product sales prior to May 2020, which is removed from Adjusted EBITDA to reflect the out-of-period income recognized without their related costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments and Comparability of Results— Certain Tariff-related Rebates.” in our Current Report on Form 8-K filed on November 23, 2020.

6.	Includes mainly a mix of gains on sale of idle mining equipment following the 2017 acquisition of Mountain Pass and interest income on restricted cash.

Conference Call Details

MP Materials will host a conference call to discuss these results at 8:30 a.m. Eastern Time tomorrow, Tuesday, November 24, 2020. To access the conference call, participants should dial (833) 350-1335 and international participants should dial (236) 389-2432 and enter the conference ID number 5090136. The live audio webcast along with the press release and accompanying slide presentation, will be accessible on the Company’s Investor Relations website at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials

MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. With over 270 employees, the Company owns and operates Mountain Pass, an iconic American industrial asset, which is the only rare earth mining and processing site of scale in the Western Hemisphere and currently produces approximately 15% of global rare earth content. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. MP Materials’ integrated operations at Mountain Pass uniquely combine low production costs with best-in-class environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. More information is available at https://mpmaterials.com/.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MP Materials’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to MP Materials; risks related to the rollout of MP Materials’ business strategy and the timing of expected business milestones; risks related to MP Materials’ arrangements with Shenghe; the effects of competition on MP Materials’ future business; risks related to political and macroeconomic uncertainty; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in MP Materials’ Current Report on Form 8-K filed on November 23, 2020 and Fortress Value Acquisition Corp.’s (n/k/a MP Materials) definitive proxy statement/consent solicitation/prospectus filed on October 27, 2020 under the heading “Risk Factors,” and other documents to be filed by MP Materials, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

This press release references certain non-GAAP financial measures, including Adjusted EBITDA. EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to eliminate the impact of transaction-related costs, other non-recurring costs, royalty payments to SNR, tariff credits, accretion of asset retirement obligations and environmental reserves and gain on sale or disposal of long-lived assets. MP Materials’ management uses Adjusted EBITDA and other non-GAAP measures to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts

Investors:

Ellipsis

Jeff Majtyka / Taylor Krafchik

IR@mpmaterials.com

Media:

Edelman

Jordan Fisher

Jordan.Fisher@edelman.com

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